Lease Agreement

This lease agreement is between Paul Clewlow & Company ( The Company) and

Arazu Incorporated ( The Tenant), a US company incorporated in Florida USA.

The company grants the right to the tenant to occupy one area of the office, situated at 23 Barton Road, Market Bosworth, CV13 0LQ.

The area of the office is that the tenant can occupy is the outer office immediately adjacent to the main office. It comprises 400 sq ft with a shower and toilet facilities shared with the Company.

The Tenant is responsible for internal decoration and agrees to use the office purely for commercial office purposes relating to its Marketing Activities.

The desk and other office equipment remains the property of the Company and the Tenant is responsible for replacing any damaged equipment with a like for like replacement.

This agreement shall remain in force for a period of 12 months from the date of signature below.

The Tenant shall pay the Company the sum of $250 each calendar month for the use of the office.

The Company agrees to waive the right to be paid on the first day of each calendar month until such time as the Tenant has established the operation to which it is developing.

The rent for the office shall accrue at the said $250 per month and at the end of the 12 month period will vacate the premises or enter into a further agreement at the sole discretion of the Company.

If the Tenant has not paid to the Company any accrued rent at the end of the 12 month period the Company, may, at its absolute discretion, allow the same arrangement to continue into another period of lease, and agree to have the accrued rent rolled over into the next period, or to remain on its books as a debt due to the Company.

Signed

Signed

For P Clewlow & Co

For Arazu Inc.

Date March 3 2014

Date March 3 2014